UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
[Amendment No. _____]

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☐ Preliminary Proxy Statement

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☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Materials under Sec.240.14a-12

GARMIN LTD.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on June 6, 2014.

GARMIN LTD.

Meeting Information

Meeting Type:          Annual Meeting

For holders as of:     April 11, 2014

Date: June 6, 2014    Time: 10:00 AM CDT, 17:00 CET

Locations: 1200 East 151st Street

      Olathe, Kansas 66062 and

      Prime Tower, Hardstrasse 201

                     8005 Zürich, Switzerland

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

—Before You Vote—

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

Notice & Proxy Statement                          Annual Report

How to View Online:

Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) and visit: www.proxyvote.com.

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—How To Vote— Please Choose One of the Following Voting Methods

Vote In Person: If you choose to vote these shares in person at the meeting, you must request a "legal proxy." To do so, please follow the instructions at www.proxyvote.com or request a paper copy of the materials, which will contain the appropriate instructions. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance.

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Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a voting instruction form.

Voting Items

The Board of Directors recommends you vote FOR the following:

1.	Election of Andrew Etkind as ad hoc Chairman of the Meeting.

The Board of Directors recommends you vote FOR the following proposals:

2.	Approval of Garmin Ltd.’s 2013 Annual Report, including the consolidated financial statements of Garmin Ltd. for the fiscal year ended December 28, 2013 and the statutory financial statements of Garmin Ltd. for the fiscal year ended December 28, 2013.

3.	Approval of the appropriation of available earnings.

4.	Approval of the payment of a cash dividend in the aggregate amount of US $1.92 per outstanding share out of the Company’s general reserve from capital contribution in four equal installments.

5.	Discharge the members of the Board of Directors and the members of Executive Management from liability for the fiscal year ended December 28, 2013.

The Board of Directors recommends you vote FOR the following:

6.	Election of Directors, each for a term extending until completion of the next annual general meeting:

6a.	Donald H. Eller

6b.	Joseph J. Hartnett

6c.	Min H. Kao

6d.	Charles W. Peffer

6e.	Clifton A. Pemble

6f.	Thomas P. Poberezny

7.	Election of Min H. Kao as Executive Chairman of the Board of Directors for a term extending until completion of the next annual general meeting.

8.	Election of Compensation Committee Members, each for a term extending until completion of the next annual general meeting:

8a.	Donald H. Eller

8b.	Joseph J. Hartnett

8c.	Charles W. Peffer

8d.	Thomas P. Poberezny

9.	Election of the law firm of Reiss+Preuss LLP as Independent Proxy for a term extending until completion of the next annual general meeting.

The Board of Directors recommends you vote FOR the following proposals:

10.	Ratification of the appointment of Ernst & Young LLP as Garmin Ltd.’s independent registered public accounting firm for the 2014 fiscal year and re-election of Ernst & Young Ltd. as Garmin Ltd.’s statutory auditor for another one-year term.

11.	Advisory vote on executive compensation.

12.	Approval of amendments to Garmin Ltd.’s Articles of Association in order to implement requirements under recent Swiss legislation regarding elections and certain other matters.

13.	Approval of amendments to Garmin Ltd.’s Articles of Association in order to implement requirements under recent Swiss legislation regarding the compensation of the Board of Directors and Executive Management and related matters.

14.	Approval of amendments to the Articles of Association in order to allow general meetings to be held online to the extent permitted under applicable law.

15.	Any new agenda items (other than those in the invitation to the meeting and the proxy statement) or new proposals or motions with respect to those agenda items set forth in the invitation to the meeting and the proxy statement that may be properly put forth before the annual general meeting.